EXHIBIT 99.1

Universal Compression 4444 Brittmoore Road Houston, Texas 77041
Contact:
David Oatman
Vice President, Investor Relations
713-335-7460
FOR IMMEDIATE RELEASE
Universal Compression Holdings and Universal Compression Partners
Report Second Quarter 2007 Results
Houston, August 7, 2007 — Universal Compression Holdings, Inc. (NYSE: UCO) and Universal Compression Partners, L.P. (NASDAQ: UCLP) today reported earnings for the second quarter of 2007.
Universal Compression Holdings, Inc. Financial Results
Universal Compression Holdings reported net income of $25.2 million, or $0.81 per diluted share, in the three months ended June 30, 2007, including a charge of $4.8 million on a pretax basis for merger-related expenses. Excluding this charge, earnings per diluted share would have been $0.91 in the second quarter. Net income was $14.3 million, or $0.46 per diluted share, in the three months ended March 31, 2007, including a charge of $1.4 million on a pretax basis for merger-related expenses. Excluding this charge, earnings per diluted share would have been $0.49 in the first quarter. Net income was $21.8 million, or $0.70 per diluted share, in the comparable period of the prior year.
Revenue was $334.6 million in the three months ended June 30, 2007, compared to $239.4 million in the three months ended March 31, 2007 and $218.7 million in the prior year period. EBITDA, as adjusted (as defined below), was $93.3 million in the three months ended June 30, 2007, as compared to $72.3 million in the three months ended March 31, 2007 and $75.2 million in the comparable period of the prior year.
“We are pleased with our second quarter results which included record levels of revenue, EBITDA, as adjusted, and earnings per share. With continuing robust worldwide demand for our products and services, each of our business segments recorded strong sequential growth in revenue and profitability,” commented Stephen A. Snider, Universal Compression Holdings’ Chairman, President and Chief Executive Officer. “Our business outlook remains optimistic due to favorable market conditions and company activity levels and the expected benefits from our proposed merger with Hanover Compressor Company.”
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Merger Update
Universal Compression Holdings and Hanover have scheduled annual stockholder meetings for August 16, 2007 for their respective stockholders to vote on, among other things, the proposed merger of the two companies. A joint proxy statement/prospectus was mailed to stockholders on or about July 13, 2007. Universal Compression Holdings and Hanover expect the merger to close on or about August 20, 2007, if both companies’ shareholders have approved the merger and the other closing conditions are satisfied as of that date. Subject to and effective upon the closing of this merger, the combined new company will be named Exterran Holdings, Inc. (expected trading symbol NYSE: EXH) and Universal Compression Partners, L.P. will be renamed Exterran Partners, L.P. (expected trading symbol NASDAQ: EXLP).
Universal Compression Partners, L.P. Financial Results
Universal Compression Partners reported revenue of $18.8 million and net income of $2.3 million in the three months ended June 30, 2007, compared to revenue of $17.6 million and net income of $2.3 million in the three months ended March 31, 2007. EBITDA, as further adjusted (as defined below), totaled $10.4 million in the three months ended June 30, 2007 compared to $9.5 million in the three months ended March 31, 2007. Distributable cash flow (as defined below) totaled $6.9 million in the three months ended June 30, 2007 compared to $6.0 million in the three months ended March 31, 2007. Universal Compression Partners commenced operations in October 2006 upon the contribution of certain contract compression assets in the United States from Universal Compression Holdings in connection with the initial public offering of Universal Compression Partners.
On July 30, 2007, Universal Compression Partners announced a cash distribution of $0.35 per unit, which reflected the partnership’s minimum quarterly distribution. The distributable cash flow generated in the second quarter is approximately 1.2 times the amount of the cash distribution to unitholders, including distributions owed to new units issued in early July to finance the acquisition from Universal Compression Holdings described below. Excluding the distributions owed for these new units, distributable cash flow generated in the second quarter would have been approximately 1.5 times the amount of cash distribution to unitholders.
“Universal Compression Partners experienced a strong second quarter and generated significant distributable cash flow as a result. Additionally, Universal Compression Partners completed its previously announced acquisition from Universal Compression Holdings of a fleet of compressor units totaling approximately 280,000 horsepower and associated customer contracts for approximately $233 million in early July. As a result of this acquisition, management expects to recommend to the board of directors that it raise cash distributions for the third quarter by approximately $0.0375 to $0.05 per unit, or approximately $0.15 to $0.20 per unit on an annualized basis,” commented Mr. Snider, Chairman, President and Chief Executive Officer of Universal Compression Partners’general partner. “The proposed merger of Hanover and Universal Compression Holdings will result in a combined company with a larger pool of contract compression assets in the United States that can be offered for sale over time to the partnership, further enhancing our growth prospects. Hanover reported that it had approximately 2.4 million horsepower of compression in the United States at June 30, 2007.”
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Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

Conference Call
Universal Compression Holdings and Universal Compression Partners will host a joint conference call today, August 7, 2007, at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss the quarter’s results and certain other corporate matters. The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen. The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.
Persons wishing to listen to the conference call live may do so by logging onto www.universalcompression.com (click UCO or UCLP “Investor Information” section) at least 15 minutes prior to the start of the call. The replay of the call will be available at the website www.universalcompression.com.
With respect to Universal Compression Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain on termination of interest rate swaps), depreciation and amortization expense, foreign currency gains or losses, merger related expenses, minority interest, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.
With respect to Universal Compression Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus income taxes, depreciation and amortization expense, non-cash selling, general and administrative expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Universal Compression Holdings and Universal Compression Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Universal Compression Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures.
With respect to Universal Compression Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation and amortization expense, non-cash selling, general and administrative expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Universal Compression Holdings for accounting purposes.
With respect to Universal Compression Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).
With respect to Universal Compression Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs
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contained in the Omnibus Agreement, which amounts are treated as capital contributions from Universal Compression Holdings for accounting purposes.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Universal Compression Holdings and Universal Compression Partners (the “Companies”), which could cause the Companies’ actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding: the belief that the Companies will be able to continue to take advantage of strong market conditions; the Companies’ optimism regarding business outlook; the existence of growth opportunities for Universal Compression Partners’ and the basis for those opportunities; the expectation that Universal Compression Holdings or Exterran will contribute assets to Universal Compression Partners in the future; the ability of Universal Compression Holdings and Hanover to complete their proposed merger; the expected timing of the closing of the merger; and the expectation that Universal Compression Partners’ management will recommend to its board of directors that cash distributions for the third quarter be raised by approximately $0.0375 to $0.05 per unit, or approximately $0.15 to $0.20 per unit on an annualized basis. While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their or Exterran’s business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to receive the approval of the merger by the shareholders of Universal Compression Holdings and Hanover and satisfaction of various other conditions to the closing of the merger contemplated by their merger agreement; the failure to realize anticipated synergies from the proposed merger; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; employment workforce factors, including Universal Compression Holdings’ ability to hire, train and retain key employees; Universal Compression Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; the Companies’ ability to timely and cost-effectively implement their enterprise resource planning systems; changes in safety and environmental regulations pertaining to the production and transportation of natural gas; and, as to each of the Companies, the performance of the other entity.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal Compression Holdings’ Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, and Universal Compression Partners’ Annual Report on Form 10-K for the year ended December 31, 2006 and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission (“SEC”), which are available through www.universalcompression.com. Except as required by law, the Companies expressly disclaim
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any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.
Universal Compression Partners was formed by Universal Compression Holdings to provide natural gas contract compression services to customers throughout the United States. Universal Compression Holdings owns approximately 51% of Universal Compression Partners.
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Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Revenue:
Domestic contract compression	$103,596	$102,034	$101,460
International contract compression	40,014	38,534	35,010
Fabrication	134,988	54,616	38,528
Aftermarket services	55,989	44,179	43,718

Total revenue	334,587	239,363	218,716

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Domestic contract compression	40,543	41,056	35,792
International contract compression	10,637	10,315	8,430
Fabrication	112,602	47,237	33,797
Aftermarket services	41,262	34,436	36,359
Depreciation and amortization	35,792	34,863	30,013
Selling, general and administrative	36,802	35,741	29,461
Interest expense, net	14,063	14,039	14,605
Merger-related expenses	4,792	1,373	—
Foreign currency (gain) loss	(962)	(693)	299
Minority interest	1,642	1,324	—
Other (income) expense, net	(518)	(1,731)	(360)

Total costs and expenses	296,655	217,960	188,396

Income before income taxes	37,932	21,403	30,320

Income tax expense	12,765	7,079	8,504

Net income	$25,167	$14,324	$21,816

Weighted average common and common equivalent shares outstanding:
Basic	30,003	29,820	29,891

Diluted	31,182	30,881	31,040

Earnings per share:
Basic	$0.84	$0.48	$0.73

Diluted	$0.81	$0.46	$0.70

Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Revenue:
Domestic contract compression	$103,596	$102,034	$101,460
International contract compression	40,014	38,534	35,010
Fabrication	134,988	54,616	38,528
Aftermarket services	55,989	44,179	43,718

Total	$334,587	$239,363	$218,716

Gross Margin:
Domestic contract compression	$63,053	$60,978	$65,668
International contract compression	29,377	28,219	26,580
Fabrication	22,386	7,379	4,731
Aftermarket services	14,727	9,743	7,359

Total (1)	$129,543	$106,319	$104,338

Selling, General and Administrative	$36,802	$35,741	$29,461
% of Revenue	11%	15%	13%

EBITDA, as adjusted (1)	$93,259	$72,309	$75,237
% of Revenue	28%	30%	34%

Capital Expenditures	$72,019	$59,560	$59,402
Proceeds from Sale of PP&E	3,814	3,690	4,070

Net Capital Expenditures	$68,205	$55,870	$55,332

Gross Margin Percentage:
Domestic contract compression	61%	60%	65%
International contract compression	73%	73%	76%
Fabrication	17%	14%	12%
Aftermarket services	26%	22%	17%
Total	39%	44%	48%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$25,167	$14,324	$21,816
Income tax expense	12,765	7,079	8,504
Depreciation and amortization	35,792	34,863	30,013
Interest expense, net	14,063	14,039	14,605
Foreign currency (gain) loss	(962)	(693)	299
Merger-related expenses	4,792	1,373	—
Minority interest	1,642	1,324	—

EBITDA, as adjusted (1)	93,259	72,309	75,237
Selling, general and administrative	36,802	35,741	29,461
Other (income) expense, net	(518)	(1,731)	(360)

Gross Margin (1)	$129,543	$106,319	$104,338

	June 30,	March 31,	June 30,
	2007	2007	2006
Debt and Capital Lease Obligations	$872,997	$856,582	$898,855
Stockholders’ Equity	$986,075	$935,856	$904,308
Total Debt to Capitalization	47.0%	47.8%	49.8%

(1)	Management believes disclosure of EBITDA, as adjusted, and Gross Margin, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006
Total Available Horsepower (at period end):
Domestic contract compression	2,147	2,098	1,989
International contract compression	614	608	595

Total	2,761	2,706	2,584

Average Operating Horsepower:
Domestic contract compression	1,825	1,822	1,794
International contract compression	556	552	549

Total	2,381	2,374	2,343

Horsepower Utilization:
Spot (at period end)	87.1%	87.7%	90.2%
Average	87.3%	88.3%	91.1%

Fabrication Backlog (in millions)	$223	$280	$275

Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

UNIVERSAL COMPRESSION PARTNERS, L.P.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,
	2007	2007

Revenue	$18,804	$17,585
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense)	7,573	7,018
Depreciation	2,968	2,782
Selling, general and administrative	3,915	3,259
Interest expense, net	2,093	2,133
Other (income) expense, net	(3)	(6)

Total costs and expenses	16,546	15,186

Income before income taxes	2,258	2,399
Income tax (benefit) expense	(6)	56

Net income	$2,264	$2,343

General partner interest in net income	$45	$47

Limited partner interest in net income	$2,219	$2,296

Weighted average limited partners’ units outstanding:
Basic	12,650	12,650

Diluted	12,709	12,671

Earnings per limited partner unit:
Basic	$0.18	$0.18

Diluted	$0.17	$0.18

Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

UNIVERSAL COMPRESSION PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,
	2007	2007
Revenue	$18,804	$17,585

Gross Margin, as adjusted (1)	$12,908	$11,974

EBITDA, as further adjusted (1)	$10,411	$9,480
% of Revenue	55%	54%

Capital Expenditures	$10,071	$6,079
Proceeds from Sale of PP&E	—	—

Net Capital Expenditures	$10,071	$6,079

Gross Margin percentage, as adjusted	69%	68%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$2,264	$2,343
Income tax (benefit) expense	(6)	56
Depreciation	2,968	2,782
Cap on operating and selling, general and administrative costs provided by Universal Compression Holdings (“UCO”)	1,789	1,578
Non-cash selling, general and administrative costs	1,303	588
Interest expense, net	2,093	2,133

EBITDA, as further adjusted (1)	10,411	9,480
Cash selling, general and administrative costs	2,612	2,671
Less: cap on selling, general and administrative costs provided by UCO (1)	(112)	(171)
Other income, net	(3)	(6)

Gross Margin, as adjusted for operating cost caps provided by UCO (1)	$12,908	$11,974
Less: Cash interest expense	(2,085)	(2,077)
Less: Cash selling, general and administrative, as adjusted for cost caps provided by UCO (1)	(2,500)	(2,500)
Less: Maintenance capital expenditures	(1,438)	(1,373)

Distributable cash flow (2)	$6,885	$6,024

Distributions per Unit	$0.35	$0.35
Distribution to All Unitholders	$5,957	$4,518
Distributable Cash Flow Coverage	1.16x	1.33x

	June 30,	March 31,
	2007	2007
Debt	$121,000	$125,000
Total Partners’ Capital	$74,861	$71,064
Total Debt to Capitalization	61.8%	63.8%
Total Debt to Annualized EBITDA, as further adjusted UCO (1)	2.9x	3.3x
EBITDA, as further adjusted (1) to Interest Expense	5.0x	4.4x

(1)	Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2)	Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

Universal Compression Holdings, Inc. and Universal Compression Partners, L.P.

UNIVERSAL COMPRESSION PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	June 30,	March 31,
	2007	2007

Total Available Horsepower (at period end)	387	358

Average Operating Horsepower	348	331

Horsepower Utilization:
Spot (at period end)	92.7%	93.4%
Average	93.1%	94.8%

Combined Domestic Contract Compression Horsepower of Universal Compression Holdings and Universal Compression Partners covered by contracts converted to service agreements	1,194	1,154

Total Available Domestic Contract Compression Horsepower of Universal Compression Holdings and Universal Compression Partners (at period end):	2,147	2,098

% of Domestic Contract Compression Horsepower of Universal Compression Holdings and Universal Compression Partners under Converted Contract Form	55.6%	55.0%